EX-35.1
(logo) EMC
Mortgage Corporation



ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE

EMC MORTGAGE CORPORATION



The undersigned officers of EMC Mortgage Corporation ("EMC") as servicer pursuant to the SACO I Trust 2007-1 (the "Agreement") hereby certify that:

1. A review of EMC's activities during the period from and including January 1, 2007 through and including December 31, 2007 (the "Reporting Period") and EMC's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, EMC has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on this 12th day of March 2008


By: /s/ David B. Little
David B. Little
Executive Vice President
Default Administration

/s/ Jenna Kemp
Jenna Kemp
Executive Vice President
Investor Administration

/s/ William Glasgow Jr.
William Glasgow Jr.
Executive Vice President
Enterprise Operations Services


(logo) MBA Member
Mortgage Bankers
Association of America

2780 Lake Vista Drive, Lewisville, Texas 75067
Mailing Address: P.O. Box 292190, Lewisville, Texas 75029-2190